SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2005

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

(Exact name of registrant as specified in its charter)

Delaware	333-120916	30-0183252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
3.1

Amended and Restated Trust Agreement, dated as of July 29, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Chase Bank USA, National Association, as Owner Trustee and Wells Fargo Bank, N.A., as Securities Administrator.

Exhibit No.	Description
4.1	Indenture, dated as of July 29, 2005, among Bear Stearns ARM Trust 2005-7, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee.
Exhibit No.	Description
99.1

Sale and Servicing Agreement, dated as of July 29, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Bear Stearns ARM Trust 2005-7, as Issuer, U.S. Bank National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and EMC Mortgage Corporation as Seller and Company.

Exhibit No.	Description
99.2

Administration Agreement, dated as of July 29, 2005, among Bear Stearns ARM Trust 2005-7, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator, Chase Bank USA, National Association, as Owner Trustee and Structured Asset Mortgage Investments II Inc., as Depositor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: August 15, 2005

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

3.1

Amended and Restated Trust Agreement, dated as of July 29, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Chase Bank USA, National Association, as Owner Trustee and Wells Fargo Bank, N.A., as Securities Administrator.

4.1	Indenture, dated as of July 29, 2005, among Bear Stearns ARM Trust 2005-7, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee.
99.1

Sale and Servicing Agreement, dated as of July 29, 2005, among Structured Asset Mortgage Investments II Inc., as Depositor, Bear Stearns ARM Trust 2005-7, as Issuer, U.S. Bank National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and EMC Mortgage Corporation as Seller and Company.

99.2

Administration Agreement, dated as of July 29, 2005, among Bear Stearns ARM Trust 2005-7, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator, Chase Bank USA, National Association, as Owner Trustee and Structured Asset Mortgage Investments II Inc., as Depositor.